Exhibit 99.1

Monday, October 24, 2016
FOR IMMEDIATE RELEASE

Washington Federal Announces Cash Dividend
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SEATTLE, WASHINGTON - The Board of Directors of Washington Federal, Inc. (NASDAQ-WAFD) today announced a quarterly cash dividend of 14 cents per share. The dividend will be paid on November 18, 2016 to common stockholders of record as of November 4, 2016. This will be Washington Federal’s 135th consecutive quarterly cash dividend.
Washington Federal, Inc. is the parent company of Washington Federal, a national bank that operates 238 branches in Washington, Oregon, Idaho, Utah, Nevada, Arizona, Texas and New Mexico. Established in 1917, the bank provides consumer and commercial deposit accounts, insurance products, and financing for small to middle market businesses, commercial real estate and residential real estate, including consumer mortgages and home equity lines of credit. As of September 30, 2016, the Company reported $14.9 billion in assets, $10.6 billion in deposits and $2.0 billion in stockholders’ equity.
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Contact:
Washington Federal, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode 206-626-8178
Brad.Goode@wafd.com